EXHIBIT 3

                               SECURITY AGREEMENT

         This Security Agreement, dated May 28, 1997 (the "Effective Date"), is by and between Research, Incorporated, a Minnesota corporation (the "Corporation") and Mary Ellen Abramson ("Secured Party").

                              W I T N E S S E T H:

         WHEREAS, the Secured Party and the Corporation have entered into a Stock Redemption Agreement dated May 28, 1997 providing for the purchase by the Corporation of shares of common stock of the Corporation owned by the Secured Party (the "Redemption Agreement"); and

         WHEREAS, the Corporation delivered to the Secured Party its Promissory
Note in the original principal amount of $766,000; and

         WHEREAS, the Note is to be secured by certain assets of the Corporation as provided herein.

         NOW, THEREFORE, in consideration of the premises and the mutual undertakings herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 Certain Definitions. For all purposes of this Agreement, the terms set forth below shall be defined as follows:

                  (a) "Agreement" shall mean this Agreement.

                  (b) "Collateral" shall mean (i) all accounts receivable, intangibles and inventories of every kind; (ii) substitutions and replacements of the foregoing; and (iii) all proceeds from any of the foregoing.

                  (c) "Event of Default" shall have the meaning given that term in the Note.

                  (d) "Note" shall mean the Promissory Note dated May 28, 1997 in the original principal amount of $766,000 issued by the Corporation to the Secured Party.

                  (e) "Liabilities" shall mean all amounts now or hereafter owing under the Note.

         1.02 Other. Any term used in this Agreement which is not defined herein but which is defined in the Uniform Commercial Code, as adopted in the State of Minnesota (the "Code"), shall have the same meaning for purposes of this Agreement as the meaning given to such term in the Code.

                                   ARTICLE II
                                    SECURITY

         2.01 Grant. As security for the payment, satisfaction, performance and discharge of all Liabilities, the Corporation hereby grants to the Secured Party a security interest in the Collateral. The Corporation will, concurrently with the execution, delivery, and issuance to the Secured Party of this Agreement, execute and deliver financing statements and such other instruments and documents as the Secured Party may reasonably request in order to perfect the Secured Party's security interest granted in this section. The Secured Party agrees to subordinate her security interest in the Collateral to Norwest Bank Minnesota, N.A. (the "Bank") and to execute and deliver to the Bank a Subordination Agreement as may be reasonably required to evidence such subordination.

         2.02 Further Assurances. Until all Liabilities are fully paid and satisfied, Buyer will at all times make, execute, deliver, record, register, or file all such financing statements and other instruments, and take such action, as the Secured Party may request which are reasonably necessary to assure the Secured Party of the continued perfection of the security interest granted to it pursuant to this Agreement. The Corporation makes no representation regarding priority of security interests in the Collateral.

                                   ARTICLE III
                              REMEDIES UPON DEFAULT

         3.01 Remedies. Upon the occurrence of an Event of Default, the Secured Party may, subject to the terms of any Subordination Agreement with the Bank:

                  (a) Require the Corporation to deliver to the Secured Party a schedule of the Collateral, identifying each item of Collateral and stating the cost and value thereof. Any such schedule shall be certified by a duly authorized officer of the Corporation to be accurate, true, and complete in all material respects and shall be in such form and detail as the Secured Party may specify.

                  (b) Instruct the Corporation to assemble the Collateral at the Corporation's expense and make the Collateral available to the Secured Party at a place designated by the Secured Party which is reasonably convenient to both the Corporation and the Secured Party. Should the Secured Party decide to dispose of any of the Collateral, any notification of intended disposition by the Secured Party shall be deemed reasonably and properly given if given at least ten days before such disposition. Any proceeds of any disposition of any of the Collateral may be applied by the Secured Party to the payment of expenses in connection with the repossession or disposition of the Collateral, including reasonable attorneys' fees and legal expenses, and any balance of such proceeds may be applied by the Secured Party toward the payment, satisfaction, performance, or discharge of such of the Liabilities, and in such order of application, as the Secured Party may elect.

                  (c) Exercise from time to time any rights and remedies available to it under the Code or any other applicable law.

         3.02 Rights; Liabilities. All rights and remedies of the Secured Party hereunder shall be cumulative. Nothing herein shall be construed as limiting the liability of the Corporation to the value of the Collateral, and in the event that, upon default, such Collateral is insufficient to satisfy all Liabilities, the Corporation shall remain fully liable for any deficiency resulting therefrom.

                                   ARTICLE IV
                                  MISCELLANEOUS

         4.01 Notices. All notices, demands, and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, or three business days after being mailed by first class certified mail, return receipt requested or on the next business day after being deposited with a nationally recognized overnight courier service addressed as hereinafter set forth. Notices, demands, and communications to the Corporation and the Secured Party will, unless another address is specified in writing, be sent to the addresses indicated below:

         If to the Corporation:              Research, Incorporated
                                             6425 Flying Cloud Drive
                                             Eden Prairie MN 55344

         Notices to the Secured Party:       Mary Ellen Abramson
                                             c/o Irving C. MacDonald, Esq.
                                             601 Carlson Parkway
                                             Suite 1050
                                             Minnetonka MN 55305

         4.02 Waiver. No waiver by the Secured Party of any breach of any provision of this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any provision of this Agreement. The failure of the Secured Party at any time or times to require performance of any provision of this Agreement shall in no manner affect its right to enforce the same at a later time.

         4.03 Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements. No representations, promises, understandings, or agreements, oral or otherwise, not herein contained shall be of any force and effect.

         4.04 Amendment. No modification or amendment of any provision of this Agreement shall be effective unless made in a written instrument, duly executed by the party to be bound thereby, which refers specifically to this Agreement and states that a modification or amendment is being made in the respects set forth in such instrument.

         4.05 Severability. Whenever possible each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         4.06 Governing Law. This Agreement shall be governed by, and construe in accordance with, the laws of the State of Minnesota, as applicable to agreements executed and wholly performed therein.

         IN WITNESS WHEREOF, the parties have entered into this Security Agreement as of the date first above written.


                                        /s/ Mary Ellen Abramson
                                        Mary Ellen Abramson


                                        RESEARCH, INCORPORATED


                                        By   /s/ Claude C. Johnson
                                        Its  President